UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2021

Ondas Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Old South Road, #495, Nantucket, MA 02554
(Address of principal executive offices) (Zip Code)

(888) 350-9994

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2021 Annual Meeting of Stockholders of Ondas Holdings Inc. (the "Company") held on November 5, 2021 (the "Annual Meeting"), stockholders of the Company approved the Ondas Holdings Inc. 2021 Stock Incentive Plan (the "Plan"). The Compensation Committee of the Board of Directors of the Company adopted the Plan on September 30, 2021, subject to stockholder approval. The purpose of the Plan is to enable the Company to attract, retain, reward and motivate eligible individuals by providing them with an opportunity to acquire or increase a proprietary interest in the Company and to incentivize them to expend maximum efforts for the growth and success of the Company, so as to strengthen the mutuality of the interests between the eligible individuals and the shareholders of the Company. The Plan provides for the issuance of awards including stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards. The Plan provides for a reserve of 6,000,000 shares of the Company's common stock.

A description of the material terms and conditions of the Plan is set forth on pages 19-22 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 7, 2021 (the “Proxy Statement”), and is incorporated herein by reference. The description of the Plan incorporated herein by reference does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, attached to this report as Exhibit 10.1, and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the Annual Meeting. Each stockholder of the Company's common stock was entitled to one vote on each matter properly presented at the Annual Meeting for each share of common stock owned by that stockholder on the record date.

Proposal 1 – a proposal to elect eight directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified.

Nominee	Votes For	Votes Against	Abstain	Broker Non-Vote
Eric A. Brock	21,373,489	390,431	8,529	7,829,107
Stewart W. Kantor	21,337,774	426,146	8,529	7,829,107
Thomas V. Bushey	18,007,333	980,663	2,784,453	7,829,107
Richard M. Cohen	17,971,368	1,017,463	2,783,618	7,829,107
Derek Reisfield	17,978,258	1,010,013	2,784,178	7,829,107
Randall P. Seidl	18,582,162	402,634	2,787,653	7,829,107
Richard H. Silverman	18,007,513	978,283	2,786,653	7,829,107
Jaspreet Sood	18,585,502	402,804	2,784,143	7,829,107

Proposal 2 – a proposal to ratify the selection of Rosenberg Rich Baker Berman, P.A. as the Company's independent certified public accountants for the fiscal year ending December 31, 2021.

Votes For	Votes Against	Abstain	Broker Non-Vote
29,071,394	494,752	35,410	N/A

Proposal 3 – a proposal to approve the Plan.

Votes For	Votes Against	Abstain	Broker Non-Vote
16,990,375	3,950,411	831,663	7,829,107

Proposal 4 – a proposal to obtain advisory approval of the Company's executive compensation.

Votes For	Votes Against	Abstain	Broker Non-Vote
18,453,144	2,486,212	833,093	7,829,107

Proposal 5 – a proposal to obtain advisory approval of the frequency of future Say on Pay votes.

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
19,714,990	26,959	2,013,695	16,805	7,829,107

The Company has considered the outcome of this advisory vote and has determined, as was recommended by the Company's Board of Directors in the Proxy Statement, that the Company will hold a advisory vote every year on the Company's executive compensation until the next required frequency vote.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1+	Ondas Holdings Inc. 2021 Stock Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Management Compensatory Plan

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2021	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer